

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM FORM 10-K
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS                   6-MOS
<FISCAL-YEAR-END>                          MAR-28-1997             MAR-29-1996
<PERIOD-START>                             MAR-30-1996             SEP-30-1995
<PERIOD-END>                               MAR-28-1997             MAR-29-1996
<CASH>                                          14,729                  19,858
<SECURITIES>                                         0                       0
<RECEIVABLES>                                    6,894                   5,260
<ALLOWANCES>                                         0                       0
<INVENTORY>                                      7,959                   4,443
<CURRENT-ASSETS>                                     0                       0
<PP&E>                                         154,133                 102,208
<DEPRECIATION>                                  42,017                  19,509
<TOTAL-ASSETS>                                 472,921<F1>             249,148<F1>
<CURRENT-LIABILITIES>                                0                       0
<BONDS>                                        341,655<F2>             201,655<F2>
<PREFERRED-MANDATORY>                                0                       0
<PREFERRED>                                          0                       0
<COMMON>                                        53,265                  17,903
<OTHER-SE>                                     (29,702)                (19,211)
<TOTAL-LIABILITY-AND-EQUITY>                   472,921<F3>             249,148<F3>
<SALES>                                              0                       0
<TOTAL-REVENUES>                               206,852<F4>              89,070<F4>
<CGS>                                                0                       0
<TOTAL-COSTS>                                  139,446<F5>              60,536<F5>
<OTHER-EXPENSES>                                53,081<F6>              20,056<F6>
<LOSS-PROVISION>                                     0                       0
<INTEREST-EXPENSE>                              26,859                  11,999
<INCOME-PRETAX>                               (12,534)                 (3,521)
<INCOME-TAX>                                   (2,307)<F7>               (998)<F7>
<INCOME-CONTINUING>                           (10,227)                 (2,523)
<DISCONTINUED>                                       0                       0
<EXTRAORDINARY>                                  (296)                 (8,925)
<CHANGES>                                            0                       0
<NET-INCOME>                                  (10,523)<F8>            (11,448)<F8>
<EPS-PRIMARY>                                   (1.14)<F9>              (1.47)<F9>
<EPS-DILUTED>                                        0                       0

<F1> Total Assets: Includes Advance Rental Payments of $38,472 and $20,320,
Contract Rights of $180,557 and $59,745 and Goodwill of $95,771 and $44,071 each net of accumulated amortization, for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F2> Bonds: Includes $195,655 of 11 3/4% senior notes for the year ended March
28, 1997 and the six months ended March 29, 1996 as well as debt outstanding under a credit facility of $130,000, and a promissary note of $15,000 for the year ended March 28, 1997.
<F3> Total Liabilities: Includes Accrued Commissions of $10,573 and $7,380 and
Accrued Interest of $9,712 and $7,745, for the period ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F4> Total Revenue: Total Revenues include Sales of laundromats and equipment of
$20,712 and $8,625 for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F5> Total Costs: Total Costs include Cost of Goods Sold of $14,766 and $6,011, for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.
<F6> Other Expenses: Other Expenses include stock based compensation charges of
$2,152 for the year ended March 28, 1997.
<F7> Income Tax: The provision (benefit) for income taxes consists of $200 and
$50 currently payable and ($2,507) and ($1,048) deferred, for the year ended March 28, 1997 and the six months ended March 29,1996, respectively.
<F8> Net Income: In addition, EBITDA (earnings before interest, income taxes, depreciation and amortization) of $62,793 (before the deduction for the stock-based compensation charge) and $26,690 (before restructuring expenses) was generated for the reported periods. EBITDA is a meaningful measure of a company's ability to service debt.
<F9> EPS: The components are EPS before extraordinary items of ($1.11) and
($.32) and EPS of extraordinary items of ($.03) and ($1.15) for the year ended March 28, 1997 and the six months ended March 29, 1996, respectively.

